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Exhibit 21


                                  SUBSIDIARIES
                                  ------------


Domestic Subsidiaries of the Company:
------------------------------------

   Name of Subsidiary                             State of Incorporation
   ------------------                             ----------------------

   PCT International, Inc.                                 Delaware

   Flavors Holdings, Inc.                                  Delaware

   Pneumo Abex Corporation                                 Delaware

   Concord Pacific Corporation                             Maine

   EVD Holdings Inc.                                       Delaware

   Jensen Kelly Corporation                                Delaware


Foreign Subsidiaries of the Company:
------------------------------------

   Name of Subsidiary                                      Jurisdiction
   ------------------                                      ------------

   Mafco Establishment                                     Liechtenstein

   EVD Holdings S.A.                                       France

   Extraits Vegetaux Et Derives, S.A.                      France

   Xianyang Concord Natural Products Co. Ltd.              Peoples Rep. of China

   Mafco Weihai Green Industry of Science and
     Technology Co. Ltd. (50% owned)                       Peoples Rep. of China

   Rishmac Produce & Export Co. (45% owned) Iran

   Boam Produce (Europe) Est. (45% owned)                  Liechtenstein